FIRSTSUN CAPITAL BANCORP REPORTS THIRD QUARTER 2021 RESULTS

Third Quarter Highlights:
•Net income of $8.7 million, $0.46 per diluted share
•Return on average assets of 0.62%
•Return on average equity of 6.68%
•Deposit growth of 9.2% annualized
•Loan growth, excluding PPP loan balances, of 11.0% annualized

Denver, Colorado – October 28, 2021 – FirstSun Capital Bancorp (“FirstSun”) reported net income of $8.7 million for the third quarter of 2021, compared to net income of $11.3 million in the prior quarter and $14.8 million in the third quarter of 2020. Earnings per diluted share was $0.46 for the third quarter 2021, compared to $0.60 in the prior quarter and $0.81 in the third quarter of 2020.

Mollie Carter, FirstSun’s Chairman and Chief Executive Officer, commented, “We continue to build momentum in our business with strong growth in C&I loans, excluding PPP balance forgiveness, and deposits. As we continue our strategic investments in the business, most notably in the Southwest, we are pleased with the growing diversification across our regions and business lines, as well as the strength of our fee business offerings. We maintain our belief in relationship banking and strong underwriting as evidenced by our asset quality metrics, including our year-to-date annualized net charge-off ratio of six basis points.”

Third Quarter 2021 Results

Net income totaled $8.7 million, or $0.46 per diluted share, during the third quarter of 2021, compared to $11.3 million, or $0.60 per diluted share, during the prior quarter. The return on average assets was 0.62% in the third quarter of 2021, compared to 0.82% in the prior quarter, and the return on average equity was 6.68% in the third quarter of 2021, compared to 8.82% in the prior quarter.

Net Interest Income and Net Interest Margin

Net interest income totaled $40.0 million during the third quarter of 2021, an increase of $3.6 million compared to the prior quarter. Our net interest margin improved 20 basis points to 3.01% compared to the prior quarter. Results in the third quarter of 2021, compared to the prior quarter, were driven by an increase in average earning assets of $134.9 million, an increase of 16 basis points in yield on earning assets and a decrease of four basis points in the cost of interest bearing liabilities. Average loans grew by $43.4 million, investment securities grew by $8.6 million and interest bearing cash balances grew by $94.4 million in the third quarter of 2021, compared to the prior quarter. Loan yield increased by 29 basis points in the third quarter of 2021, compared to the prior quarter, due to a combination of an improving loan mix, fees from loan prepayments and a decline of $23.4 million in average PPP loan balances, net of deferred fees. Our total cost of deposits decreased by four basis points to 0.24% in the third quarter of 2021, compared to the prior quarter.

Asset Quality and Provision for Loan Losses

The provision for loan losses totaled $3.5 million during the third quarter of 2021, an increase of $4.9 million compared to the prior quarter. Net recoveries during the third quarter of 2021 were $1.4 million, or a ratio of net charge-offs (recoveries) to average loans of (0.15)% annualized, compared to net charge-offs of $2.8 million, or a ratio of net charge-offs to average loans of 0.30% annualized, in the prior quarter. The year to date annualized net charge-off ratio through the third quarter of 2021 was 0.06%. The allowance for loan losses as a percentage of total loans totaled 1.26% at September 30, 2021, compared to 1.13% at June 30, 2021. The allowance for loan losses as a percentage of total loans, excluding PPP loans, a non-GAAP financial measure, totaled 1.30% at September 30, 2021, compared to 1.20% at June 30, 2021. The ratio of nonperforming assets to total assets was 0.63% at September 30, 2021, compared to 0.85% at June 30, 2021.

Noninterest Income

Noninterest income totaled $28.7 million during the third quarter of 2021, a decrease of $3.6 million from the prior quarter, primarily driven by lower mortgage banking income. Service charges on deposits increased $0.8 million during the third quarter of 2021 from the prior quarter, due to increases in both commercial and consumer deposit fees. Mortgage banking income decreased $2.8 million during the third quarter of 2021 from the prior quarter, due primarily to a decline in loan origination volume and mortgage servicing asset and hedging valuation impacts. Total mortgage loan originations declined by $83.9 million, or 13.6%, in the third quarter of 2021 from the prior quarter, with mortgage loan refinance volumes declining by $80.5 million. Noninterest income as a percentage of total revenue totaled 41.8% in the third quarter of 2021, compared to 47.0% in the prior quarter.

Noninterest Expense

Noninterest expense totaled $54.6 million during the third quarter of 2021, a decrease of $2.1 million from the prior quarter, primarily driven by lower salaries and benefits expense in both our banking and mortgage banking segments. Noninterest expenses for the third quarter of 2021 also included $0.7 million in merger expenses related to the pending transaction with Pioneer Bancshares, Inc., compared to $1.3 million in the prior quarter. Merger expenses reduced diluted earnings per share by $0.04 for the third quarter compared to an impact of $0.06 in the prior quarter.

Tax Rate

The effective tax rate was 17.5% compared to 16.2% in the prior quarter.

Loans

Total loans were $3.8 billion at both September 30, 2021 and June 30, 2021. Excluding PPP loan balances, loans grew $99.0 million in the third quarter of 2021, or 11.0% on an annualized basis from the prior quarter, resulting primarily from growth in commercial and industrial balances.

Deposits

Average deposits increased $142.2 million in the third quarter of 2021, or 12.3% on an annualized basis, to $4.8 billion, compared to the prior quarter, with growth in both business and consumer deposits. Noninterest bearing deposit accounts represented 32.5% of total deposits at September 30, 2021 and the loan to deposit ratio was 80.8% at September 30, 2021.

Capital

Capital ratios remain strong and above “well capitalized” thresholds. As of September 30, 2021, the common equity tier 1 risk based capital ratio was 10.32%, the total risk based capital ratio was 12.55% and tier 1 leverage ratio was 8.19%. Book value per common share was $28.38 at September 30, 2021, an increase of $0.51 from June 30, 2021. Tangible book value per common share, a non-GAAP financial measure, was $26.10 at September 30, 2021, an increase of $0.53 from June 30, 2021.

Non-GAAP Financial Measures

This press release contains financial information and performance measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this press release:

•Tangible stockholders’ equity
•Tangible assets
•Tangible stockholders’ equity to tangible assets
•Tangible book value per common share
•Total loans, excluding PPP loans
•Allowance for loan losses to total loans outstanding, excluding PPP loans
•Fully tax equivalent (FTE) net interest income
•Net interest margin on an FTE basis

The tables beginning on page 11 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $5.7 billion as of September 30, 2021.

First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains ”forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of FirstSun. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding FirstSun’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, FirstSun’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under the “Risk Factors” section in our proxy statement/prospectus dated August 10, 2021 that we filed with the SEC pursuant to Securities Act Rule 424(b)(3) in connection with our proposed merger with Pioneer Bancshares, Inc. on August 12, 2021 and in FirstSun’s subsequent filings with the Securities and Exchange Commission:

•the failure to obtain necessary regulatory approvals for the merger (the “merger”) of Pioneer Bancshares, Inc. (“Pioneer”) with and into FirstSun when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement with respect to the merger;

•the possibility that the anticipated benefits of the merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FirstSun and Pioneer do business or as a result of other unexpected factors or events;
•the continuing impact of COVID-19 and its variants on FirstSun’s business or Pioneer’s business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the economy, and the resulting effect of these items on each party’s operations, liquidity and capital position, and on the financial condition of each party’s borrowers and other customers;
•the inability to sustain revenue and earnings growth;
•the inability to efficiently manage operating expenses; and
•adverse changes in asset quality and credit risk.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Summary Data:

	As of and For The Quarter Ended			As of and For The Nine Months Ended
($ in thousands, except per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net interest income	$39,965	$36,400	$34,338	$114,782	$99,156
Provision (benefit) for loan losses	3,500	(1,400)	4,800	1,750	15,100
Noninterest income	28,684	32,283	42,719	94,848	109,114
Noninterest expense	54,570	56,624	54,373	166,374	149,138
Income before income taxes	10,579	13,459	17,884	41,506	44,032
Provision for income taxes	1,851	2,178	3,130	7,159	7,707
Net income	8,728	11,281	14,754	34,347	36,325

Diluted earnings per share	$0.46	$0.60	$0.81	$1.83	$1.98
Return on average assets	0.62%	0.82%	1.23%	0.85%	1.06%
Return on average equity	6.68%	8.82%	12.42%	8.95%	10.56%
Net interest margin	3.01%	2.81%	3.03%	3.00%	3.08%
Net interest margin (FTE basis)[1]	3.10%	2.93%	3.15%	3.11%	3.21%
Efficiency ratio	79.49%	82.44%	70.56%	79.37%	71.61%
Noninterest income to total revenue	41.78%	47.00%	55.44%	45.25%	52.39%

Total assets	$5,683,085	$5,563,076	$4,888,757	$5,683,085	$4,888,757
Total loans held-for-sale	122,217	136,999	147,624	122,217	147,624
Total loans held-for-investment	3,803,981	3,794,355	3,799,593	3,803,981	3,799,593
Total deposits	4,857,985	4,748,698	3,898,929	4,857,985	3,898,929
Total stockholders' equity	519,921	510,582	475,481	519,921	475,481
Period end loan to deposit ratio[2]	80.82%	82.79%	101.24%	80.82%	101.24%
Book value per common share	28.38	27.87	25.95	28.38	25.95
Tangible book value per common share	26.10	25.57	23.60	26.10	23.60
1 Represents a non-GAAP financial measure. See the tables beginning on page 11 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
2 Loans are inclusive of loans held-for-sale and loans held-for-investment.

Consolidated Condensed Statements of Income (Unaudited):

	As of and For The Quarter Ended			As of and For The Nine Months Ended
($ in thousands, except per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Total interest income	$43,261	$40,069	$39,160	$125,776	$115,810
Total interest expense	3,296	3,669	4,822	10,994	16,654
Net interest income	39,965	36,400	34,338	114,782	99,156
Provision (benefit) for loan losses	3,500	(1,400)	4,800	1,750	15,100
Net interest income after provision (benefit) for loan losses	36,465	37,800	29,538	113,032	84,056
Noninterest income:
Service charges on deposits	3,471	2,645	2,428	8,659	7,042
Credit and debit card fees	2,472	2,544	2,107	7,140	5,865
Trust and investment advisory fees	1,974	1,992	1,282	5,871	3,222
Mortgage banking income, net	20,151	22,936	35,535	68,144	89,986
Other noninterest income	616	2,166	1,367	5,034	2,999
Total noninterest income	28,684	32,283	42,719	94,848	109,114
Noninterest expense:
Salaries and benefits	36,061	38,449	37,949	113,129	101,998
Occupancy and equipment	6,643	6,527	6,365	19,867	19,251
Amortization of intangible assets	355	354	371	1,063	1,093
Merger related expenses	705	1,279	—	1,984	1,984
Other noninterest expenses	10,806	10,015	9,688	30,331	24,812
Total noninterest expense	54,570	56,624	54,373	166,374	149,138
Income before income taxes	10,579	13,459	17,884	41,506	44,032
Provision for income taxes	1,851	2,178	3,130	7,159	7,707
Net income	$8,728	$11,281	$14,754	$34,347	$36,325

Earnings per share - basic	$0.48	$0.62	$0.81	$1.87	$1.98
Earnings per share - diluted	$0.46	$0.60	$0.81	$1.83	$1.98

Consolidated Condensed Balance Sheets as of (Unaudited):

($ in thousands)	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Assets
Cash and cash equivalents	$949,541	$840,600	$201,978	$160,506
Securities available-for-sale, at fair value	531,395	508,975	468,586	476,986
Securities held-to-maturity	19,811	21,894	32,188	39,893
Loans held-for-sale, at fair value	122,217	136,999	193,963	147,624
Loans	3,803,981	3,794,355	3,846,357	3,799,593
Allowance for loan losses	(47,868)	(42,978)	(47,766)	(42,701)
Loans, net	3,756,113	3,751,377	3,798,591	3,756,892

Mortgage servicing rights, at fair value	43,971	40,844	29,144	25,805
Premises and equipment, net	54,094	54,304	56,758	59,371
Other real estate owned and foreclosed assets, net	5,747	4,013	3,354	3,880
Goodwill	33,050	33,050	33,050	33,050
Intangible assets, net	8,605	8,959	9,667	10,059
All other assets	158,541	162,061	168,178	174,691
Total assets	$5,683,085	$5,563,076	$4,995,457	$4,888,757

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,578,306	$1,359,112	$1,054,458	$1,088,695
Interest-bearing deposit accounts:
Interest-bearing demand accounts	201,510	194,840	164,870	136,512
Savings accounts and money market accounts	2,711,417	2,746,373	2,472,965	2,221,166
NOW accounts	37,888	101,749	95,297	75,382
Certificate of deposit accounts	328,864	346,624	365,959	377,174
Total deposits	4,857,985	4,748,698	4,153,549	3,898,929

Securities sold under agreements to repurchase	117,001	113,786	115,372	131,251
Federal Home Loan Bank advances	40,000	40,000	70,411	212,994
Other borrowings	69,184	68,910	68,362	68,088
Other liabilities	78,994	81,100	101,976	102,014
Total liabilities	5,163,164	5,052,494	4,509,670	4,413,276

Stockholders' equity:
Preferred stock	—	—	—	—
Common stock	2	2	2	2
Additional paid-in capital	260,864	260,516	259,363	258,780
Treasury stock	(38,148)	(38,148)	(38,148)	(38,148)
Retained earnings	289,798	281,070	255,451	244,191
Accumulated other comprehensive income, net	7,405	7,142	9,119	10,656
Total stockholders' equity	519,921	510,582	485,787	475,481
Total liabilities and stockholders' equity	$5,683,085	$5,563,076	$4,995,457	$4,888,757

Share Data as of and for the periods ended:

	As of and for the quarter ended			As of and for the year ended December 31, 2020
	September 30, 2021	June 30, 2021	September 30, 2020

Weighted average common shares outstanding, basic	18,321,659	18,321,659	18,320,606	18,325,630
Weighted average common shares outstanding, diluted	18,770,681	18,761,034	18,320,606	18,475,538
Period end common shares outstanding	18,321,659	18,321,659	18,321,659	18,321,659
Book value per common share	$28.38	$27.87	$25.95	$26.51
Tangible book value per common share[3]	$26.10	$25.57	$23.60	$24.18

Consolidated Capital Ratios as of:

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020

Stockholders' equity to total assets	9.15%	9.18%	9.72%	9.73%
Tangible equity to tangible assets	8.48%	8.49%	8.95%	8.92%
Tier 1 leverage ratio	8.19%	8.21%	8.53%	8.51%
Common equity tier 1 risk based capital ratio	10.32%	10.28%	9.87%	9.92%
Tier 1 risk based capital ratio	10.32%	10.28%	9.87%	9.92%
Total risk based capital ratio	12.55%	12.44%	12.19%	12.21%

3 Represents a non-GAAP financial measure. See the tables beginning on page 11 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin:

For the three months ended:

	For the three months ended September 30, 2021			For the three months ended June 30, 2021			For the three months ended September 30, 2020
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$122,007	$986	3.23%	$133,592	$1,168	3.50%	$125,858	$934	2.98%
Loans held-for-investment[4]	3,779,517	39,710	4.20%	3,736,120	36,557	3.91%	3,702,653	35,817	3.89%
Investment securities	522,870	1,954	1.49%	514,248	1,877	1.46%	540,954	2,100	1.56%
Interest-bearing cash and other assets	895,288	611	0.27%	800,851	467	0.23%	163,775	309	0.76%
Total earning assets	5,319,682	43,261	3.25%	5,184,811	40,069	3.09%	4,533,240	39,160	3.47%
Other assets	287,323			294,765			274,432
Total assets	$5,607,005			$5,479,576			$4,807,672

Interest-bearing liabilities
Demand and NOW deposits	$241,488	$139	0.23%	$317,651	$285	0.36%	$227,118	$280	0.50%
Savings deposits	453,687	101	0.09%	452,537	115	0.10%	377,444	176	0.19%
Money market deposits	2,264,682	1,054	0.19%	2,233,460	1,148	0.21%	1,841,639	1,459	0.32%
Certificates of deposits	337,906	684	0.81%	351,350	801	0.91%	431,012	1,433	1.34%
Total deposits	3,297,763	1,978	0.24%	3,354,998	2,349	0.28%	2,877,213	3,348	0.47%
Repurchase agreements	120,009	13	0.04%	144,421	18	0.05%	138,367	23	0.07%
Total deposits and repurchase agreements	3,417,772	1,991	0.23%	3,499,419	2,367	0.27%	3,015,580	3,371	0.45%
FHLB borrowings	40,000	151	1.51%	40,000	150	1.50%	93,571	326	1.40%
Other long-term borrowings	69,028	1,154	6.69%	68,760	1,152	6.70%	65,195	1,125	6.94%
Total interest-bearing liabilities	3,526,800	3,296	0.37%	3,608,179	3,669	0.41%	3,174,346	4,822	0.61%
Noninterest-bearing deposits	1,483,010			1,283,536			1,071,282
Other liabilities	74,286			76,080			86,687
Stockholders’ equity	522,909			511,781			475,357
Total liabilities and stockholders’ equity	$5,607,005			$5,479,576			$4,807,672

Net interest income		$39,965			$36,400			$34,338
Net interest spread		2.88%			2.68%			2.86%
Net interest margin		3.01%			2.81%			3.03%
Net interest margin (on an FTE basis)[5]		3.10%			2.93%			3.15%

4 Includes nonaccrual loans.
5 Represents a non-GAAP financial measure. See the tables beginning on page 11 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

For the nine months ended:

	For the nine months ended September 30, 2021			For the nine months ended September 30, 2020
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$135,202	$3,257	3.21%	$114,919	$2,778	3.22%
Loans held-for-investment[6]	3,761,029	115,423	4.09%	3,433,533	103,699	4.03%
Investment securities	511,757	5,646	1.47%	571,605	8,238	1.92%
Interest-bearing cash and other assets	693,833	1,450	0.28%	166,663	1,095	0.88%
Total earning assets	5,101,821	125,776	3.29%	4,286,720	115,810	3.60%
Other assets	287,500			278,318
Total assets	$5,389,321			$4,565,038

Interest-bearing liabilities
Demand and NOW deposits	$271,955	$636	0.31%	$203,918	$802	0.52%
Savings deposits	454,371	363	0.11%	356,540	563	0.21%
Money market deposits	2,183,473	3,305	0.20%	1,763,061	5,338	0.40%
Certificates of deposits	350,217	2,427	0.92%	527,279	6,178	1.56%
Total deposits	3,260,016	6,731	0.28%	2,850,798	12,881	0.60%
Repurchase agreements	131,444	49	0.05%	110,411	139	0.17%
Total deposits and repurchase agreements	3,391,460	6,780	0.27%	2,961,209	13,020	0.59%
FHLB borrowings	43,379	758	2.33%	89,418	1,353	2.02%
Other long-term borrowings	68,787	3,456	6.70%	45,282	2,281	6.72%
Total interest-bearing liabilities	3,503,626	10,994	0.42%	3,095,909	16,654	0.72%
Noninterest-bearing deposits	1,295,984			930,438
Other liabilities	77,878			79,959
Stockholders’ equity	511,833			458,732
Total liabilities and stockholders’ equity	$5,389,321			$4,565,038

Net interest income		$114,782			$99,156
Net interest spread		2.87%			2.88%
Net interest margin		3.00%			3.08%
Net interest margin (on an FTE basis)[7]		3.11%			3.21%

6 Includes nonaccrual loans.
7 Represents a non-GAAP financial measure. See the tables beginning on page 11 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Loan Portfolio

($ in thousands)	September 30, 2021	June 30, 2021	September 30, 2021 vs June 30, 2021 % change	September 30, 2020	September 30, 2021 vs September 30, 2020 % change

Commercial	$2,222,261	$2,211,084	0.5%	$2,072,380	7.2%
Commercial real estate	1,137,820	1,124,131	1.2%	1,171,020	(2.8)%
Residential real estate	425,927	444,491	(4.2)%	539,543	(21.1)%
Consumer	17,973	14,649	22.7%	16,650	7.9%
Total loans held-for-investment	$3,803,981	$3,794,355	0.3%	$3,799,593	0.1%

Asset Quality:

	As of and for the three months ended			As of and For The Nine Months Ended
($ in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net charge-offs (recoveries)	$(1,390)	$2,836	$(5)	$1,648	$945
Allowance for loan losses	$47,868	$42,978	$42,701	$47,868	$42,701
Nonperforming loans, including loans 90 days past due and still accruing	$30,303	$43,423	$26,632	$30,303	$26,632
Nonperforming assets	$36,050	$47,436	$30,512	$36,050	$30,512
Ratio of net charge-offs (recoveries) to average loans outstanding	(0.15)%	0.30%	—%	0.06%	0.04%
Allowance for loan losses to total loans outstanding	1.26%	1.13%	1.12%	1.26%	1.12%
Allowance for loan losses to total loans outstanding, excluding PPP loans	1.30%	1.20%	1.22%	1.30%	1.22%
Allowance for loan losses to total nonperforming loans	157.96%	98.98%	160.34%	157.96%	160.34%
Nonperforming loans to total loans	0.81%	1.16%	0.71%	0.81%	0.71%
Nonperforming assets to total assets	0.63%	0.85%	0.61%	0.63%	0.61%

Non-GAAP Financial Measures and Reconciliations:

Tangible stockholders’ equity, tangible assets, and tangible book value per common share:

Tangible stockholders’ equity as of:

($ in thousands)	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020

Total stockholders'' equity (GAAP)	$519,921	$510,582	$485,787	$475,481
Less: Goodwill and other intangible assets
Goodwill	(33,050)	(33,050)	(33,050)	(33,050)
Other intangible assets	(8,605)	(8,959)	(9,667)	(10,059)
Total tangible stockholders' equity (non-GAAP)	$478,266	$468,573	$443,070	$432,372

Tangible assets as of:

($ in thousands)	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020

Total assets (GAAP)	$5,683,085	$5,563,076	$4,995,457	$4,888,757
Less: Goodwill and other intangible assets
Goodwill	(33,050)	(33,050)	(33,050)	(33,050)
Other intangible assets	(8,605)	(8,959)	(9,667)	(10,059)
Total tangible assets (non-GAAP)	$5,641,430	$5,521,067	$4,952,740	$4,845,648

Tangible stockholders’ equity to tangible assets as of:

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020

Stockholders' equity to total assets (GAAP)	9.15%	9.18%	9.72%	9.73%
Less: Impact of goodwill and other intangible assets	(0.67)%	(0.69)%	(0.77)%	(0.81)%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.48%	8.49%	8.95%	8.92%

Tangible book value per common share as of:

($ in thousands, except share and per share amounts)	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020

Stockholders' equity (GAAP)	$519,921	$510,582	$485,787	$475,481
Tangible stockholders' equity (non-GAAP)	$478,266	$468,573	$443,070	$432,372
Total common shares outstanding	18,321,659	18,321,659	18,321,659	18,321,659
Book value per common share (GAAP)	$28.38	$27.87	$26.51	$25.95
Tangible book value per common share (non-GAAP)	$26.10	$25.57	$24.18	$23.60

Total loans excluding PPP loans and allowance for loan losses to total loans excluding PPP loans as of:

($ in thousands)	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020

Total loans (GAAP)	$3,803,981	$3,794,355	$3,846,357	$3,799,593
Less: PPP loans	(113,366)	(202,755)	(251,101)	(301,692)
Total loans excluding PPP loans (non-GAAP)	$3,690,615	$3,591,600	$3,595,256	$3,497,901

Allowance for loan losses to total loans (GAAP)	1.26%	1.13%	1.24%	1.12%
Allowance for loan losses to total loans, excluding PPP loans (non-GAAP)	1.30%	1.20%	1.33%	1.22%

Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis:

	As of and For The Quarter Ended			As of and For The Nine Months Ended
($ in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net interest income (GAAP)	$39,965	$36,400	$34,338	$114,782	$99,156
Gross income effect of tax exempt income	924	1,704	1,664	4,419	4,706
FTE net interest income (non-GAAP)	$40,889	$38,104	$36,002	$119,201	$103,862

Average earning assets	$5,319,682	$5,184,811	$4,533,240	$5,101,821	$4,286,720
Net interest margin	3.01%	2.81%	3.03%	3.00%	3.08%
Net interest margin on FTE basis (non-GAAP)	3.10%	2.93%	3.15%	3.11%	3.21%